Schneider National, Inc. Announces Third Quarter 2026 Results
•Operating Revenues $1.6 billion; $1.5 billion in 2025
•Income from Operations $62.1 million; $35.3 million in 2025
•Diluted Earnings per Share $0.28; $0.11 in 2025
•Adjusted Diluted Earnings per Share $0.29; $0.12 in 2025
•Raising full year 2026 Adjusted Diluted Earnings per Share guidance to $1.00 - $1.10
•Full year 2026 Net Capital Expenditures guidance of $325 - $350 million
Green Bay, Wis. – October 29, 2026 – Schneider National, Inc. (NYSE: SNDR, “Schneider” or the “Company”), a leading transportation and logistics services company, today announced results for the three months ended September 30, 2026.
“Our third-quarter performance demonstrates how our strategy has positioned the enterprise to convert improving market conditions into stronger earnings and margins,” said Jim Filter, President and Chief Executive Officer of Schneider. “Disciplined revenue management, productivity gains, and cost reductions are improving our operating leverage, while our diversified multimodal platform gives us the agility to respond as customer needs and freight flows evolve.”
Filter continued, “Truckload earnings more than doubled year-over-year, reflecting Network’s return to profitability and continued progress on Dedicated portfolio actions. Intermodal delivered strong earnings growth supported by our differentiated offering and proactive price actions. While Logistics results were impacted by higher claim costs, the underlying business continued to improve including positive net revenue per order trends.”
“We continue to adapt our business to changes in the marketplace and strengthen Schneider’s long-term competitive position,” Filter commented. “We announced a new agreement with Norfolk Southern today and this is a strong example of that approach in action, further differentiating our Intermodal offering while enhancing service and supporting profitable growth.”
Results of Operations (unaudited)
The following table summarizes the Company’s results of operations for the periods indicated.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except ratios & per share amounts)	2026	2025	Change	2026	2025	Change
Operating revenues	$1,585.3	$1,452.4	9%	$4,552.5	$4,274.7	6%
Revenues (excluding fuel surcharge)	1,345.1	1,299.7	3%	3,916.5	3,840.0	2%
Income from operations	62.1	35.3	76%	166.9	132.4	26%
Adjusted income from operations	63.8	38.4	66%	172.1	139.4	23%
Operating ratio	96.1%	97.6%	150 bps	96.3%	96.9%	60 bps
Adjusted total operating expenses, net of fuel surcharge revenue	$1,281.3	$1,261.3	2%	$3,744.4	$3,700.6	1%
Adjusted operating ratio	95.3%	97.0%	170 bps	95.6%	96.4%	80 bps
Net income	$49.5	$19.4	155%	$119.6	$81.5	47%
Adjusted net income	50.8	21.7	134%	123.5	86.8	42%
Adjusted EBITDA	168.8	148.9	13%	492.4	470.5	5%
Diluted earnings per share	0.28	0.11	155%	0.68	0.46	48%
Adjusted diluted earnings per share	0.29	0.12	142%	0.70	0.49	43%
Weighted average diluted shares outstanding	176.3	175.9	0.4	176.0	175.9	0.1

Enterprise Results
Enterprise income from operations for the third quarter of 2026 was $62.1 million, an increase of $26.8 million, or 76%, compared to the same period in 2025. Diluted earnings per share were $0.28 and $0.11 in the third quarter of 2026 and 2025, respectively. Adjusted diluted earnings per share were $0.29 and $0.12 in the third quarter of 2026 and 2025, respectively.
Cash Flow and Capitalization
As of September 30, 2026, the Company had $393.6 million outstanding on total debt and finance lease obligations and cash and cash equivalents of $326.2 million.
Net capital expenditures decreased during the three months ended September 30, 2026, compared to the three months ended September 30, 2025, primarily due to increased proceeds from the sale of equipment. As of September 30, 2026, year-to-date free cash flow was consistent with prior year.
In January 2026, the Company announced the approval of a new $150.0 million share repurchase program. As of September 30, 2026, the Company had repurchased a total of 0.2 million Class B shares amounting to $5.2 million under the new program.
In July 2026, the Company’s Board of Directors declared a $0.10 dividend payable to shareholders of record as of September 11, 2026, which was paid on October 9, 2026. On October 26, 2026, the Company’s Board of Directors declared a $0.10 dividend payable to shareholders of record as of December 11, 2026, expected to be paid on January 12, 2027. As of September 30, 2026, the Company had returned $52.1 million in the form of dividends to shareholders year to date.
Results of Operations – Reportable Segments
Truckload
Truckload revenues (excluding fuel surcharge) for the third quarter of 2026 were $624.8 million, an increase of $0.3 million compared to the same period in 2025. The increase was driven by improved Network price and productivity, partially offset by lower volume within both Network and Dedicated. Truckload revenue per truck per week was $4,252, up $329, or 8%, compared to the same quarter of 2025, reflecting improvements in both Network and Dedicated.
Truckload income from operations was $43.7 million in the third quarter of 2026, an increase of $23.9 million, or 121%, compared to the same period in 2025. The improvement was driven by improved Network price and productivity, acquisition-related cost synergies, higher gains on sales of equipment, and improved equipment utilization, partially offset by increased purchased transportation. Truckload operating ratio was 93.0% in the third quarter of 2026 compared to 96.8% in the third quarter of 2025, an improvement of 380 basis points.
Intermodal
Intermodal revenues (excluding fuel surcharge) for the third quarter of 2026 were $287.7 million, an increase of $6.3 million, or 2%, compared to the same quarter in 2025. The increase was driven by a 3% increase in revenue per order, reflecting an increase in price, partially offset by a decrease in volume.
Intermodal income from operations for the third quarter of 2026 was $22.6 million, an increase of $5.8 million, or 35%, compared to the same quarter in 2025. The increase was driven by freight mix and the revenue per order impact noted above. These favorable impacts were partially offset by higher purchased transportation expenses. Intermodal operating ratio was 92.1% in the third quarter of 2026 compared to 94.0% in the same quarter in 2025, an improvement of 190 basis points.
Logistics
Logistics revenues (excluding fuel surcharge) for the third quarter of 2026 were $372.5 million, an increase of $40.4 million, or 12%, compared to the same quarter in 2025, primarily due to higher revenue per order, partially offset by lower brokerage volume.
Logistics income from operations for the third quarter of 2026 decreased $6.4 million, or 100%, compared to the same quarter in 2025. The decrease was driven by higher purchased transportation costs and increased insurance expense related to a specific prior year claim, partially offset by the revenue impacts listed above. Logistics operating ratio was 100.0% in the third quarter of 2026 compared to 98.1% in the third quarter of 2025, an increase of 190 basis points.

Business Outlook

(in millions, except per share data)	Current Guidance
Adjusted diluted earnings per share	$1.00 - $1.10
Net capital expenditures	$325-$350
“Third quarter results underpin the progress we are making to structurally improve the business and position Schneider to generate stronger earnings as freight market conditions improve,” said Darrell Campbell, Executive Vice President and Chief Financial Officer of Schneider. “As a result, the enterprise was able to deliver 66% growth in adjusted income from operations.”
“Based on our year-to-date performance and expectations for the remainder of the year, we are raising our full-year adjusted diluted earnings per share guidance to $1.00 to $1.10 and now expect net capital expenditures to be in a range of $325 million to $350 million,” Campbell added. “Our outlook anticipates continued contract rate recovery and further benefits from our productivity and cost initiatives, while also recognizing that peak season demand and driver capacity remain important variables as we close the year. The guidance assumes a full year effective tax rate of approximately 22%.”
Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures, including revenues (excluding fuel surcharge); adjusted income from operations; adjusted total operating expenses, net of fuel surcharge revenues; adjusted operating ratio; adjusted net income; adjusted EBITDA; free cash flow; and adjusted diluted earnings per share. Management believes the use of non-GAAP measures assists investors in understanding the business, as further described below. The non-GAAP information provided is used by Company management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of results as reported under GAAP.
A reconciliation of net income per share to adjusted diluted earnings per share as projected for 2026 is not provided. Schneider does not forecast net income per share as the Company cannot, without unreasonable effort, estimate or predict with certainty various components of net income. The components of net income that cannot be predicted include expenses for items that do not relate to core operating performance, such as costs related to potential future acquisitions, as well as the related tax impact of these items. Further, in the future, other items with similar characteristics to those currently included in adjusted net income, which have a similar impact on the comparability of periods, and which are not known at this time may exist and impact adjusted net income.

About Schneider National, Inc.
Schneider National, Inc. and its subsidiaries (together “Schneider,” the “Company,” “we,” “us,” or “our”) are among the largest providers of surface transportation and logistics solutions in North America. We offer a multimodal portfolio of services and an array of capabilities and resources that leverage artificial intelligence, data science, and analytics to provide innovative solutions that coordinate the timely, safe, and effective movement of customer products. The Company offers truckload, intermodal, and logistics services to a diverse customer base throughout the continental United States, Canada, and Mexico. We were founded in 1935 and have been a publicly held holding company since our IPO in 2017. Our stock is publicly traded on the NYSE under the ticker symbol SNDR.
Our diversified portfolio of complementary service offerings enables us to serve the varied needs of our customers and to allocate capital that maximizes returns across all market cycles and economic conditions. Our service offerings include transportation of full-truckload freight, which we directly transport utilizing either our company-owned transportation equipment and company drivers, owner-operators, or third-party carriers under contract with us. We have arrangements with most of the major North American rail carriers to transport freight in containers. We also provide customized freight movement, transportation equipment, labor, systems, and delivery services tailored to meet individual customer requirements, which typically involve long-term contracts. These arrangements are generally referred to as dedicated services and may include multiple pickups and drops, local deliveries, freight handling, specialized equipment, and freight network design. In addition, we provide comprehensive logistics services with a network of thousands of qualified third-party carriers. We also lease equipment to third parties through our wholly owned subsidiary Schneider Finance, Inc., which is primarily engaged in leasing trucks to owner-operators, including, but not limited to, owner-operators with whom we contract, and we provide insurance for both company drivers and owner-operators through our wholly owned insurance subsidiary.
Conference Call and Webcast Information
The Company will host an earnings conference call today at 4:30 p.m. Eastern Time. The conference call can be accessed by dialing 800-715-9871 toll-free or 646-307-1963 (conference ID: 2793697). A webcast of the conference call can also be accessed on the Investor Relations section of the Company’s website, Schneider.com, along with the current quarterly investor presentation.
Contact:    Christyne McGarvey, Vice President of Investor Relations and Corporate Finance
920-357-SNDR
investor@schneider.com
Source: Schneider SNDR

SCHNEIDER NATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating revenues	$1,585.3	$1,452.4	$4,552.5	$4,274.7
Operating expenses:
Purchased transportation	590.4	505.4	1,635.0	1,482.9
Salaries, wages, and benefits	396.0	402.6	1,193.7	1,201.9
Fuel and fuel taxes	165.0	111.5	448.7	326.8
Depreciation and amortization	107.7	112.9	328.1	338.8
Operating supplies and expenses—net	179.8	191.6	553.4	547.2
Insurance and related expenses	49.4	60.1	129.9	143.8
Other general expenses	34.9	33.0	96.8	100.9
Total operating expenses	1,523.2	1,417.1	4,385.6	4,142.3
Income from operations	62.1	35.3	166.9	132.4
Other expenses (income):
Interest income	(2.6)	(1.3)	(6.1)	(4.4)
Interest expense	(1.9)	9.5	12.0	25.9
Other expenses—net	1.0	0.7	2.6	2.3
Total other expenses (income)—net	(3.5)	8.9	8.5	23.8
Income before income taxes	65.6	26.4	158.4	108.6
Provision for income taxes	16.1	7.0	38.8	27.1
Net income	$49.5	$19.4	$119.6	$81.5

Weighted average shares outstanding	175.3	175.3	175.2	175.3
Basic earnings per share	$0.28	$0.11	$0.68	$0.47

Weighted average diluted shares outstanding	176.3	175.9	176.0	175.9
Diluted earnings per share	$0.28	$0.11	$0.68	$0.46

SCHNEIDER NATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$326.2	$201.5
Trade accounts receivable—net	733.7	578.3
Other current assets	371.8	401.4
Net property and equipment	2,653.5	2,719.6
Other noncurrent assets	912.9	939.3
Total Assets	$4,998.1	$4,840.1

Liabilities and Shareholders’ Equity
Trade accounts payable	$268.0	$208.6
Current maturities of debt and finance lease obligations	11.8	11.1
Other current liabilities	414.3	336.1
Long-term debt and finance lease obligations	381.4	390.9
Deferred income taxes	592.1	593.8
Other noncurrent liabilities	233.1	274.9
Shareholders’ equity	3,097.4	3,024.7
Total Liabilities and Shareholders’ Equity	$4,998.1	$4,840.1

SCHNEIDER NATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Nine Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$403.2	$451.4
Net cash used in investing activities	(208.4)	(311.5)
Net cash used in financing activities	(70.1)	(63.4)
Net increase in cash and cash equivalents	$124.7	$76.5

Net capital expenditures	$(208.7)	$(257.7)

Schneider National, Inc.
Revenues and Income (Loss) from Operations by Segment
(unaudited)

Revenues by Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Truckload	$624.8	$624.5	$1,870.4	$1,860.4
Intermodal	287.7	281.4	803.2	806.9
Logistics	372.5	332.1	1,060.9	1,003.7
Other	109.0	117.8	312.3	303.3
Fuel surcharge	240.2	152.7	636.0	434.7
Inter-segment eliminations	(48.9)	(56.1)	(130.3)	(134.3)
Operating revenues	$1,585.3	$1,452.4	$4,552.5	$4,274.7

Income (Loss) from Operations by Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Truckload	$43.7	$19.8	$115.3	$85.0
Intermodal	22.6	16.8	51.9	46.7
Logistics	—	6.4	18.6	22.4
Other	(4.2)	(7.7)	(18.9)	(21.7)
Income from operations	$62.1	$35.3	$166.9	$132.4

Schneider National, Inc.
Key Performance Indicators by Segment
(unaudited)

We monitor and analyze a number of KPIs to manage our business and evaluate our financial and operating performance.
Truckload
The following table presents our Truckload segment KPIs for the periods indicated, consistent with how revenues and expenses are reported internally for segment purposes. Our Truckload segment is comprised of two operating units:
•Dedicated - Transportation services utilizing equipment dedicated to customers under long-term contracts.
•Network - Transportation services primarily consisting of one-way shipments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Dedicated
Revenues (excluding fuel surcharge) (1)	$427.8	$436.5	$1,292.7	$1,312.4
Average trucks (2) (3)	8,051	8,472	8,276	8,509
Revenue per truck per week (4)	$4,107	$3,982	$4,072	$4,015
Network
Revenues (excluding fuel surcharge) (1)	$196.5	$187.4	$578.4	$547.2
Average trucks (2) (3)	3,296	3,819	3,466	3,760
Revenue per truck per week (4)	$4,605	$3,792	$4,350	$3,787
Total Truckload
Revenues (excluding fuel surcharge) (5)	$624.8	$624.5	$1,870.4	$1,860.4
Average trucks (2) (3)	11,347	12,291	11,742	12,269
Revenue per truck per week (4)	$4,252	$3,923	$4,154	$3,945
Average company trucks (3)	10,005	10,920	10,417	10,923
Average owner-operator trucks (3)	1,342	1,371	1,325	1,346
Trailers (6)	50,687	52,323	50,687	52,323
Operating ratio (7)	93.0%	96.8%	93.8%	95.4%
(1)Revenues (excluding fuel surcharge), in millions, exclude revenue in transit.
(2)Includes company and owner-operator trucks.
(3)Calculated based on beginning and end of month counts and represents the average number of trucks available to haul freight over the specified timeframe.
(4)Calculated excluding fuel surcharge and revenue in transit, consistent with how revenue is reported internally for segment purposes, using weighted workdays.
(5)Revenues (excluding fuel surcharge), in millions, include revenue in transit at the operating segment level; therefore, amounts presented above do not sum to total.
(6)Includes entire fleet of owned trailers, including trailers with leasing arrangements between Truckload and Logistics.
(7)Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in transit and related expenses at the operating segment level.

Intermodal
The following table presents the KPIs for our Intermodal segment for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Orders (1)	114,619	116,592	327,953	329,250
Containers	26,331	26,394	26,331	26,394
Trucks	1,378	1,377	1,378	1,377
Revenue per order (2)	$2,486	$2,413	$2,417	$2,440
Operating ratio (3)	92.1%	94.0%	93.5%	94.2%
(1)Based on delivered rail orders.
(2)Calculated using rail revenues excluding fuel surcharge and revenue in transit, consistent with how revenue is reported internally for segment purposes.
(3)Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in transit and related expenses at the operating segment level.
Logistics
The following table presents the KPI for our Logistics segment for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating ratio (1)	100.0%	98.1%	98.2%	97.8%
(1)Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in transit and related expenses at the operating segment level.

Schneider National, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited)

In this earnings release, we present the following non-GAAP financial measures: (1) revenues (excluding fuel surcharge), (2) adjusted income from operations, (3) adjusted operating expenses, net of fuel surcharge revenues, (4) adjusted operating ratio, (5) adjusted net income, (6) adjusted EBITDA, (7) free cash flow, and (8) adjusted diluted earnings per share. We also provide reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Management believes the use of each of these non-GAAP measures assists investors in understanding our business by (1) removing the impact of items from our operating results that, in our opinion, do not reflect our core operating performance, (2) providing investors with the same information our management uses internally to assess our core operating performance, and (3) presenting comparable financial results between periods. In addition, in the case of revenues (excluding fuel surcharge), we believe the measure is useful to investors because it isolates volume, price, and cost changes directly related to industry demand and the way we operate our business from the external factor of fluctuating fuel prices and the programs we have in place to manage such fluctuations. Fuel-related costs and their impact on our industry are important to our results of operations, but they are often independent of other, more relevant factors affecting our results of operations and our industry. Free cash flow is used as a measure to assess overall liquidity and does not represent residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt.
Although we believe these non-GAAP measures are useful to investors, they have limitations as analytical tools and may not be comparable to similar measures disclosed by other companies. You should not consider the non-GAAP measures in this report in isolation or as substitutes for, or alternatives to, analysis of our results as reported under GAAP. The exclusion of unusual or infrequent items or other adjustments reflected in the non-GAAP measures should not be construed as an inference that our future results will not be affected by unusual or infrequent items or by other items similar to such adjustments. Our management compensates for these limitations by relying primarily on our GAAP results in addition to using the non-GAAP measures.
Adjustments to arrive at non-GAAP measures are made at the enterprise level, with the exception of fuel surcharge revenues, which are not included in segment revenues.
Revenues (excluding fuel surcharge)
We define “revenues (excluding fuel surcharge)” as operating revenues less fuel surcharge revenues, which are excluded from revenues at the segment level. Included below is a reconciliation of operating revenues, the most closely comparable GAAP financial measure, to revenues (excluding fuel surcharge).

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Operating revenues	$1,585.3	$1,452.4	$4,552.5	$4,274.7
Less: Fuel surcharge revenues	240.2	152.7	636.0	434.7
Revenues (excluding fuel surcharge)	$1,345.1	$1,299.7	$3,916.5	$3,840.0

Adjusted income from operations
We define “adjusted income from operations” as income from operations adjusted to exclude certain items that do not reflect our core operating performance. A reconciliation of income from operations, the most directly comparable GAAP measure, to adjusted income from operations is provided below. The items excluded for the periods presented are described in the table and notes below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Income from operations	$62.1	$35.3	$166.9	$132.4
Acquisition-related costs (1)	—	—	—	0.2
Intangible asset amortization (2)	1.7	1.7	5.2	5.4
Severance (3)	—	1.4	—	1.4
Adjusted income from operations	$63.8	$38.4	$172.1	$139.4
(1)Advisory, legal, and accounting costs related to the acquisition of Cowan Systems.
(2)Amortization expense related to intangible assets acquired through recent business acquisitions. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to transportation services provided to our customers.
(3)Severance related to workforce rightsizing.
Adjusted operating ratio
We define “adjusted operating ratio” as total operating expenses, net of fuel surcharge revenues, divided by revenues (excluding fuel surcharge). A reconciliation of operating ratio, the most directly comparable GAAP measure, to adjusted operating ratio is provided below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except ratios)	2026	2025	2026	2025
GAAP Presentation
Operating revenues	$1,585.3	$1,452.4	$4,552.5	$4,274.7
Total operating expenses	1,523.2	1,417.1	4,385.6	4,142.3
Income from operations	$62.1	$35.3	$166.9	$132.4

Operating ratio (1)	96.1%	97.6%	96.3%	96.9%

Non-GAAP Presentation
Operating revenues	$1,585.3	$1,452.4	$4,552.5	$4,274.7
Less: Fuel surcharge revenues	240.2	152.7	636.0	434.7
Revenues (excluding fuel surcharge)	$1,345.1	$1,299.7	$3,916.5	$3,840.0

Total operating expenses	$1,523.2	$1,417.1	$4,385.6	$4,142.3
Adjusted for:
Fuel surcharge revenues	(240.2)	(152.7)	(636.0)	(434.7)
Acquisition-related costs	—	—	—	(0.2)
Intangible asset amortization	(1.7)	(1.7)	(5.2)	(5.4)
Severance	—	(1.4)	—	(1.4)
Adjusted total operating expenses, net of fuel surcharge revenues (2)	$1,281.3	$1,261.3	$3,744.4	$3,700.6

Adjusted operating ratio (3)	95.3%	97.0%	95.6%	96.4%
(1)    Calculated as total operating expenses divided by operating revenues.
(2)    Adjusted total operating expenses, net of fuel surcharge revenues are defined as total operating expenses, adjusted to exclude fuel surcharge revenues and certain expenses that do not reflect our core operating performance.
(3)    Calculated as adjusted total operating expenses, net of fuel surcharge revenues divided by revenues (excluding fuel surcharge).

Adjusted net income
We define “adjusted net income” as net income, adjusted to exclude certain items that do not reflect our core operating performance. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted net income is provided below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income	$49.5	$19.4	$119.6	$81.5
Acquisition-related costs	—	—	—	0.2
Intangible asset amortization	1.7	1.7	5.2	5.4
Severance	—	1.4	—	1.4
Income tax effect of non-GAAP adjustments (1)	(0.4)	(0.8)	(1.3)	(1.7)
Adjusted net income	$50.8	$21.7	$123.5	$86.8
(1)Our estimated tax rate on non-GAAP items is determined annually using the applicable consolidated federal and state effective tax rate, modified to remove the impact of tax credits and adjustments that are not applicable to the specific items. Due to the differences in the tax treatment of items excluded from non-GAAP income, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP items may differ from our GAAP tax rate and from our actual tax liabilities.
Adjusted EBITDA
We define “adjusted EBITDA” as net income, adjusted to exclude net interest expense, provision for income taxes, depreciation and amortization, and certain items that do not reflect our core operating performance. A reconciliation of net income, which is the most directly comparable GAAP measure, to adjusted EBITDA is provided below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income	$49.5	$19.4	$119.6	$81.5
Interest expense, net	(4.5)	8.2	5.9	21.5
Provision for income taxes	16.1	7.0	38.8	27.1
Depreciation and amortization	107.7	112.9	328.1	338.8
Acquisition-related costs	—	—	—	0.2
Severance	—	1.4	—	1.4
Adjusted EBITDA	$168.8	$148.9	$492.4	$470.5
Free cash flow
We define “free cash flow” as net cash provided by operating activities less net cash used for capital expenditures.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$138.9	$184.2	$403.2	$451.4

Purchases of transportation equipment	(136.6)	(128.0)	(290.3)	(311.5)
Purchases of other property and equipment	(5.2)	(10.2)	(42.0)	(25.1)
Proceeds from sale of property and equipment	61.4	30.1	123.6	78.9
Net capital expenditures	(80.4)	(108.1)	(208.7)	(257.7)

Free cash flow	$58.5	$76.1	$194.5	$193.7

Adjusted diluted earnings per share (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Diluted earnings per share	$0.28	$0.11	$0.68	$0.46
Non-GAAP adjustments, tax effected	0.01	0.01	0.02	0.03
Adjusted diluted earnings per share	$0.29	$0.12	$0.70	$0.49
(1)    Table may not sum due to rounding.

Special Note Regarding Forward-Looking Statements
This earnings release contains forward-looking statements, within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, beliefs, plans, or forecasts with respect to, among other things, future events and financial performance and trends in the business and industry. The words “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “prospects,” “potential,” “budget,” “forecast,” “continue,” “predict,” “seek,” “objective,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar words, expressions, terms, and phrases among others, generally identify forward-looking statements, which speak only as of the date the statements were made. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks, and uncertainties. Readers are cautioned that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.
The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of the Company’s management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Such risks and uncertainties include, among others, those discussed in Part I, Item 1A, “Risk Factors,” of the Company’s most recently filed Annual Report on Form 10-K, subsequent Reports on Form 10-Q and 8-K, and other filings we make with the U.S. Securities and Exchange Commission. In addition to any such risks, uncertainties, and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to: unfavorable economic and market conditions, including inflation; tariff volatility or trade disputes resulting in increasing input costs; our ability to successfully manage operational challenges and disruptions, as well as related federal, state, and local government responses arising from future pandemics; economic and business risks inherent in the truckload and transportation industry, including competitive pressures pertaining to pricing, capacity, and service; our ability to effectively manage truck capacity brought about by cyclical driver shortages and successfully execute our yield management strategies; our ability to maintain key customer and supply arrangements (including dedicated arrangements) and to manage disruption of our business due to factors outside of our control, such as natural disasters, acts of war or terrorism, disease outbreaks, or pandemics; volatility in the market valuation of our investments in strategic partners and technologies; our ability to manage and effectively implement our growth and diversification strategies and cost saving initiatives; our dependence on our reputation and the Schneider brand and the potential for adverse publicity, damage to our reputation, and the loss of brand equity; risks related to demand for our service offerings; risks associated with the loss of a significant customer or customers; capital investments that fail to match customer demand or for which we cannot obtain adequate funding; fluctuations in the price or availability of fuel, the volume and terms of diesel fuel purchase agreements, our ability to recover fuel costs through our fuel surcharge programs, and potential changes in customer preferences (e.g. truckload vs. intermodal services) driven by diesel fuel prices; fluctuations in the value and demand for our used Class 8 heavy-duty tractors and trailers; our ability to attract and retain qualified drivers, owner-operators, and third-party carriers in sufficient numbers to support our service offerings; our dependence on railroads in the operation of our intermodal business; changes in the outsourcing practices of our third-party logistics customers; difficulty in obtaining fuel, equipment, goods, and services from our vendors and suppliers; variability in insurance and claims expenses and the risks of insuring claims through our captive insurance company; the impact of laws and regulations that apply to our business, including those that relate to the environment, taxes, associates, owner-operators, and our captive insurance company; changes to those laws and regulations and the increased costs of compliance with existing or future federal, state, and local regulations; political, economic, and other risks from cross-border operations and operations in multiple countries; risks associated with financial, credit, and equity markets, including our ability to service indebtedness and fund capital expenditures and strategic initiatives; negative seasonal patterns generally experienced in the trucking industry during traditionally slower shipping periods and winter months; risks associated with severe weather and similar events; significant systems disruptions, including those caused by cybersecurity events and firmware defects; exposure to claims and lawsuits in the ordinary course of business; our ability to adapt to technological advancements impacting the trucking industry, including artificial intelligence, automated vehicles, and other technologies that improve cash flow, deliver the visibility customers expect, and maximize asset utilization.
The Company undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances which may occur after the date of this earnings release.